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EXHIBIT 10.78
FORM OF CONVERTIBLE DEBENTURE UNDER SECURITIES PURCHASE AGREEMENT


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                                             ORIGINAL ISSUE DATE: AUGUST 9, 2002

No. CD-[ ]                                                                  $[ ]

                         PEREGRINE PHARMACEUTICALS, INC.
               6% SECURED CONVERTIBLE DEBENTURE DUE AUGUST 8, 2005

                  THIS DEBENTURE is one of a series of duly authorized and issued debentures of PEREGRINE PHARMACEUTICALS, INC., a corporation organized under the laws of Delaware (the "COMPANY"), designated as its 6% Series A Convertible Debentures due August 8, 2005 in the aggregate principal amount of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) (collectively, the "Debentures").

         FOR VALUE RECEIVED, the Company promises to pay to the order of [debenture holderinvestor name] or its registered assigns (the "HOLDER") the principal sum of [investment amount] Dollars ($[ ]) and any additional sums due pursuant to the terms hereof, on August 8, 2005, or such earlier date as the Debentures are required or permitted to be repaid as provided hereunder (the "MATURITY Date"), and to pay interest to the Holder on the principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions.

         1. DEFINITIONS. As used in this Debenture, the following terms shall have the meanings set forth in this Section 1:

         "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.


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         "BANKRUPTCY EVENT" means any of the following events: (a) the Company or any subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or Liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary thereof fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

         "BLOOMBERG" means Bloomberg Financial L.P. (or its successor to reporting stock prices).

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

         "CLOSING DATE" shall have the meaning set forth in the Purchase Agreement.

         "CLOSING PRICE" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the closing bid price per share of the Common Stock for such date (or the nearest preceding date if there is no such price on such date) on the Eligible Market on which the Common Stock is then listed or quoted; (b) if the Common Stock is not then listed or quoted on an Eligible Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date if there is no such price on such date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on an Eligible Market or the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the Company's Common Stock, $.001 par value per share, and stock of any other class into which such shares may be reclassified or changed.

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         "COMMON STOCK EQUIVALENTS" means any securities of the Company or any
Subsidiary (as defined in the Purchase Agreement) which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

         "COMPANY REDEMPTION PRICE" means the sum of (i) 150% of the outstanding principal amount of this Debenture plus (ii) all other amounts, interest and liquidated damages due in respect of this Debentures.

         "CONVERSION DATE" is the date specified in a Conversion Notice to effect conversions of Debentures under Section 5(a)(i), which date may not be prior to the date the Holder delivers such Conversion Notice. If no Conversion Date is specified in a Conversion Notice, then the Conversion Date for such notice shall be the date that such notice is deemed delivered hereunder.

         "CONVERSION PRICE" means $0.85 (subject to adjustment in accordance with Section 6(g)).

         "DISTRIBUTION" means, with respect to any Person, the declaration or payment of any dividends by such Person, or the purchase, redemption, retirement or other acquisition for value of any of its capital stock or other equity now or hereafter outstanding, or the making of any distribution of assets to its stockholders as such whether in cash, assets or in obligations of such Person, or the allocation or other setting apart of any sum for the payment of any dividend or distribution on, or for the purchase, redemption, retirement or other acquisition of any shares of its capital stock, or the making of any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock.

         "EFFECTIVE DATE" means the date that the Registration Statement is first declared effective by the Securities and Exchange Commission.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "ELIGIBLE MARKET" means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market on which the Common Stock is then listed or quoted.

         "EQUITY CONDITIONS" means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder pursuant to an effective registration statement, and the prospectus thereunder is available for use by the Holder to sell such shares, or all such shares may be sold by the Holder without volume restrictions pursuant to Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing on such Eligible Market upon issuance; (iv) such issuance would be permitted in full without violating
Section 5(b)(iii) or the rules or regulations of the Eligible Market on which such shares are listed or quoted; (v) no Bankruptcy Event has occurred; (vi) no

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public announcement of a pending or proposed Sale Event that has not been approved by the Required Holders; (viii) the Company is not in default with respect to any material obligation hereunder or under any other Transaction Document; or (ix) no Event of Default nor any event that with the passage of time and without being cured would constitute an Event of Default which has occurred and not been cured.

         "EVENT OF DEFAULT" means the occurrence of any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) any default in the payment of principal or liquidated damages in respect of any Debentures, as and when the same becomes due and payable (whether by acceleration or otherwise) or any default in the payment of interest in respect of any Debentures, within five Business Days of when the same becomes due and payable;

                  (ii) the Company or any Subsidiary defaults in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness, whether such Indebtedness now exists or is hereafter created, and such default results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  (iii) a Bankruptcy Event;

                  (iv) the Company shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the fifth Business Day after the Conversion Date or the Company shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of Debentures in accordance with the terms hereof;

                  (v) the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within seven days after notice therefor is delivered hereunder or shall fail to pay any liquidated damages due pursuant to the Transaction Documents within seven days of the date of the request for such payment;

                  (vi) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder;

                  (vii) the Registration Statement shall not have been declared effective by the Commission on or prior to the 150th day after the Original Issue Date;

                  (viii) during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement, in either case, for more than five consecutive Trading Days or an aggregate of eight Trading Days (which need not be consecutive Trading Days);

                  (ix) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of ten days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of a Registration Statement to be declared effective by the Commission on or prior to the 150th day after the Original Issue Date, which shall be covered by clause (vii) above);

                  (x) the Company or any Subsidiary takes any Restricted Action without the prior written consent of the Required Holders; or

                  (xi) the Company defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of five Trading Days after the date on which notice of such default is first given to the Company by the Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within five Trading Days).

          "FUNDAMENTAL TRANSACTION" any (i) merger or consolidation of the Company with or into another Person, (ii) any sale of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

         "INDEBTEDNESs" shall mean the principal amount of, premium, if any, profit participation, if any, and accrued and unpaid interest on and all other amounts and costs payable in respect of (a) indebtedness for money borrowed from others; (b) indebtedness guaranteed, directly or indirectly, in any manner, or in effect guaranteed, directly or indirectly, in any manner through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss; (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by the Company; (d) all indebtedness of such person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by the Company even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of a default may be limited to repossession or sale of such property; (e); and (f) renewals, extensions and refundings of any such indebtedness.

         "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Intellectual Security Agreement, dated as of the Original Issuance Date, by and among the Company and the holders of the Debentures, pursuant to which the obligations of the Company under the Debentures are secured by the intellectual property of the Company.

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         "INTEREST PAYMENT DATE" means each Semi-Annual Payment Date, Conversion
Date or the Maturity Date, as applicable.

         "LIEN" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "LIQUIDATION" means for any Person, any liquidation, dissolution or winding-up of such Person, whether voluntary or involuntary, by operation or law or otherwise.

         "MANDATORY PREPAYMENT AMOUNT" for any Debentures shall equal the sum of: (i) the greater of (A) the principal amount of Debentures to be prepaid and any Reinstated Principal (to the extent the Holder returns the Underlying Shares subject to such Reinstated Principal), plus all accrued and unpaid interest thereon, and (B) the principal amount of Debentures to be prepaid and the Reinstated Principal (to the extent the Holder returns the Underlying Shares subject to such Reinstated Principal), plus all accrued and unpaid interest thereon, divided by the Conversion Price on the Trading Day immediately preceding (x) the date of the Event of Default or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Closing Price on (x) the date of the Event of Default or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

         "MATERIAL PROPERTY" means any interest in real property, the Collateral Targeting Agent technologies (as described in the SEC Reports) or any of the businesses, properties, contracts, agreements or operations of Avid Bioservices, Inc. (as described in the SEC Reports).

         "ORIGINAL ISSUE DATE" means the date of the first issuance of any Debentures regardless of the number of transfers of any particular Debenture and regardless of the number of certificates which may be issued to evidence such Debentures.

         "PERMITTED INDEBTEDNESS" means equipment leases that would require in the aggregate for all such leases less than $500,000 of payments over the life thereof.

         "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened concerning the interpretation, enforcement or defense of any transaction contemplated by any Transaction Document (whether brought against a party hereto or such parties affiliates, directors, officers, employees or agents).

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of August 9, 2002, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of August 9, 2002, to which the Company and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

         "REGISTRATION STATEMENT" means a registration statement meeting the requirements of the Registration Rights Agreement and covering the resale of, among other things, all Underlying Shares by the Holders, who shall be named as "selling stockholders" thereunder.

         "REINSTATED PRINCIPAL" means the principal amount of Debentures converted during the ten Trading Days preceding the delivery of an Event of Default Notice, for which the Company issued or was obligated to issue Underlying Shares to the Holder.

         "RESTRICTED ACTIONS" the taking by Company or any of its subsidiaries of any of the following actions"

                  (i) create, incur, assume or suffer to exist any Indebtedness except Permitted Indebtedness;

                  (ii) create, incur, assume or suffer to exist any guaranty,

                  (iii) create, incur, assume or suffer to exist any Lien, upon or with respect to any Material Property, now owned or hereafter acquired, except for Liens pursuant to the Debenture;

                  (iii) create, incur, assume or suffer to exist any obligation as lessee for the rental or hire of any Material Property, except leases existing on the Original Issuance Date, and any extensions, supplements or renewals thereof;

                  (iv) make any loan or advance to any Person or any purchase or other acquisition of any capital stock, assets, obligations or other securities of any Person, or any capital contribution to, investment in, or other acquisition of any interest in, any Person;

                  (v) make any Distribution, except that any subsidiary may make Distributions to the Company;

                  (vi) sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired Material Property (including, without limitation, shares of stock and indebtedness, receivables and leasehold interests), except in the ordinary course of business consistent with past practices;

                  (vii) sell, lease, assign or otherwise dispose of any Property to any Affiliate; (a) merge into or consolidate with or purchase or acquire Property from any Affiliate; or (b) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guaranties and assumption of obligations of any Affiliate); provided that; any Affiliate who is an individual may serve as a director, officer or employee of the Company or any Subsidiary and receive reasonable compensation for his or her services in such capacity;

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                  (viii) merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing);

                  (ix) enter into any agreement with respect to the foregoing provisions (i) through (viii); or

                  (x) enter into any agreement with respect to a Sale Event.

         "REQUIRED HOLDERS" mean the holders of Debentures owning more than 90% of the aggregate outstanding principal amount of all the Debentures issued by the Company under the Purchase Agreement.

         "SALE EVENT" means the occurrence of any of the following with respect to the Company or any Subsidiary (as defined in the Purchase Agreement), including Avid Bioservices, Inc.,: (i) the sale of all or substantially all of its assets in one or a series of related transactions, (ii) an acquisition after by a Person or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock, by contract or otherwise) of in excess of 33% of its voting securities, (iii) a replacement at one time or over time of more than one-half of the members of its board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof); provided that the foregoing shall not apply to any Subsidiary so long as such Subsidiary is wholly-owned by the Company, (iv) the merger or consolidation of it with or into another entity that is not wholly-owned by the Company in one or a series of related transactions, or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv) above.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY AGREEMENT" means the Security Agreement, dated as of the Original Issuance Date, by and among the Company and the holders of the Debentures, pursuant to which the obligations of the Company under the Debentures are secured by the assets of the Company.

         "SEMI-ANNUAL PAYMENT DATE" means each of June 30 and December 31, except if such date is not a Trading Day, in which case such Semi-Annual Payment Date shall be the next succeeding Trading Day.

         "STRATEGIC TRANSACTION" means a transaction or relationship in which the Company issues shares of Common Stock to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company, whose business consists primarily of manufacturing,

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research, developing, or selling pharmaceutical products and in which the
Company receives material benefits in addition to the investment of funds (such Person, a "STRATEGIC COMPANY"), but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a Person whose primary business is investing in securities. The parties agree that the issuance by the Company of Common Stock in connection with the Company's licensing of technology to or from a Strategic Company if (i) such arrangement is approved by the board of directors of the Company, (ii) such transaction is a bona fide, arms-length transaction to a third party unaffiliated with the Company or any of its Affiliates, (iii) the Common Stock at issue may not be registered for resale until 60 Trading Days following the Effective Date (plus such number of Trading Days during such period when the Registration Statement may not be used by the Purchasers for the resale of the shares of Common Stock), (iv) such Strategic Company is not in the primary business of investing in securities, and (v) such Strategic Company purchases the Common Stock, for cash, at a price equal to or greater than average of the Closing Prices of the Common Stock for the five Trading Days immediately preceding date closing date of the issuance of the Common Stock shall be deemed a Strategic Transaction.

         "TRADING DAY" means (i) a day on which the Common Stock is traded on an Eligible Market, or (ii) if the Common Stock is not listed on an Eligible Market, a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

         "TRANSACTION DOCUMENTS" shall have the meaning set forth in the Purchase Agreement.

         "UNDERLYING SHARES" means, collectively, the Common Stock issuable upon conversion of Debentures in accordance with the terms hereof.

         "VWAP" means, with respect to any date of determination, the daily volume weighted average price (as reported by Bloomberg using the VAP function) of the Common Stock on such date of determination, or if there is no such price on such date of determination, then the daily volume weighted average price on the date nearest preceding such date.

         "WARRANTS" shall have the meaning set forth in the Purchase Agreement.

         "ZLP PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of August 9, 2002, between the Company and ZLP Master Fund, Ltd. ("ZLP"), as amended, modified or supplemented from time to time in accordance with its terms, pursuant to which ZLP will purchase from the Company shares of Common Stock and common stock purchase warrants similar to the Warrants and the Adjustment Warrants, and have the right to required the Company to register the Common Stock so purchased and shares of common stock issuable upon exercise of all common stock purchase warrants pursuant to a registration rights agreement similar to the Registration Rights Agreement.

         2. INTEREST.

                  (a) The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture (including any interest added to such principal in accordance with this Section
2) at the rate of 6% per annum, payable in arrears on each Interest Payment Date. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date (regardless of the number of transfers of the Debenture).

                  (b) Subject to the conditions and limitations set forth below, the Company shall pay interest under this Debenture in cash

                  (c) If the Company fails for any reason to pay interest in cash by the Delivery Date, any Holder may (but shall not be required to) treat such interest as if it had been added to the principal amount of this Debenture as of such Delivery Date.

                  (d) Any interest to be paid in cash hereunder that are not paid by the Delivery Date and not added to the principal amount of the Debenture shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 15% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the date such dividend is due hereunder through and including the date of payment).

         3. REGISTRATION OF DEBENTURES. The Company shall register the Debentures upon records to be maintained by the Company for that purpose (the "DEBENTURE REGISTER") in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Debenture as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the contrary.

         4. REGISTRATION OF TRANSFERS AND EXCHANGES. The Company shall register the transfer of any portion of this Debenture in the Debenture Register upon surrender of this Debenture to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new debenture, in substantially the form of this Debenture (any such new debenture, a "NEW DEBENTURE"), evidencing the portion of this Debenture so transferred shall be issued to the transferee and a New Debenture evidencing the remaining portion of this Debenture not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Debenture by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Debenture. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange. Transfers of this Debenture and the Underlying Shares are governed by
Section 4.1 of the Purchase Agreement.

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         5. CONVERSION.

                  (a) (i) AT THE OPTION OF THE HOLDER. All or any portion of the principal amount of this Debenture then outstanding shall be convertible into Common Stock (subject to the limitations set forth in Section 5(b)), at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions under this Section 5(a)(i) by delivering the Company with a written notice in the form attached hereto as EXHIBIT A (a "CONVERSION NOTICE") together with a schedule in the form of
SCHEDULE 1 attached hereto (the "CONVERSION SCHEDULE"). The number of Underlying Shares issuable upon any conversion hereunder shall (subject to the limitations of Section 5(b)) equal the outstanding principal amount of this Debenture to be converted divided by the Conversion Price.

                      (ii) AUTOMATIC CONVERSION. Subject to this Section 5(a)(ii), if after the Effective Date, the VWAP for 20 consecutive Trading Days (such 20 consecutive Trading Day period is hereinafter referred to as the "DETERMINATION PERIOD") equals or exceeds $2.50 (as adjusted for stock splits, stock dividends, stock combinations and other similar transactions) (the "THRESHOLD PRICE") then the outstanding principal amount of the Debentures (and any accrued and unpaid interest thereunder), subject to the limitations set forth herein and in Section 5(b), shall be automatically, without any action on the part of the Company or the Holder, converted, at the Conversion Ratio, into shares of Common Stock. Such Underlying Shares issuable pursuant to this Section 5(a)(ii) shall be delivered to the Holders within three Trading Days following the first date in accordance with Section 5(c) that the Threshold Price is met for 20 consecutive Trading Days. The Debenture shall only be converted pursuant to this Section 5(a)(ii) if, during the period from the beginning of the Determination Period used to determine whether the Threshold Price has been met through and including the third Trading Day following such Determination Period, the following shall be true: (i) the VWAP shall have equaled or exceeded the Threshold Price, (ii) the Company shall have honored all conversion notices from the Holders, (iii) the Equity Conditions have been satisfied with respect to any and all of the Underlying Shares then issuable upon conversion in full of all outstanding principal amount of the Debenture at all times, and not breached as a result of the conversions under this Debenture. If any of the foregoing conditions shall cease to be satisfied at any time during the required period, or if the Company shall fail to deliver the Underlying Shares to the Holders within three Trading Days following the Determination Period, then the outstanding principal amount of the Debentures shall not be automatically converted pursuant to this Section 5(a)(ii), until all of the conditions set forth herein have been satisfied.

                  (b) CERTAIN CONVERSION RESTRICTIONS.

                      (i) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Debentures (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other Persons whose beneficial ownership of shares of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Underlying Shares issuable in respect of such Conversion Notice does not violate the restriction contained in this paragraph. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger, sale or other business combination or reclassification involving the Company as contemplated herein.

                      (ii) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Debentures (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other Persons whose beneficial ownership of shares of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Underlying Shares issuable in respect of such Conversion Notice does not violate the restriction contained in this paragraph. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger, sale or other business combination or reclassification involving the Company as contemplated herein.

                      (iii) If the Company has not previously obtained Shareholder Approval (as defined below), then the Company may not issue in excess of the Issuable Maximum upon conversions of the Debentures. The "ISSUABLE MAXIMUM" means a number of shares equal to 22,054,931, less: (i) shares of Common Stock issued pursuant to the Purchase Agreement, (ii) shares of Common Stock previously issued upon exercise of the Warrants, (iii) Underlying Shares previously issued upon conversion of Debentures and payment of interest thereon in Dividend Shares, (iv) any issuance of shares of Common Stock to an Approved Purchaser (as defined in the Purchase Agreement) subsequent to the Original Issue Date pursuant to the Company's Registration Statement No. 333-71086, and
(v) shares of Common Stock issued pursuant to the ZLP Purchase Agreement (and the transactions contemplated thereby). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing: (x) the principal amount of Debentures issued and sold to such Holder on the Original Issue Date by (y) the aggregate principal amount Debentures issued and sold by the Company on the Original Issue Date. If any Holder shall no longer holds Debentures, then such Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders. If on any Conversion
Date: (A) the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding principal amount of Debentures would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the vote of shareholders, as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof (the "SHAREHOLDER APPROVAL"), then, the Company shall issue to the converting Holder a number of shares of Common Stock equal to such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum and, with respect to the remainder of the principal amount of Debentures then held by such Holder for which a conversion would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum (the "EXCESS PRINCIPAL AMOUNT "), the applicable Holder shall have the right to require the Company to either: (1) obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 90th day after such request, or (2) pay cash, in an amount equal to the Excess Principal Amount (and accrued and unpaid dividends thereon). If a Holder shall have elected the first option pursuant to the immediately preceding sentence and the Company shall have failed to obtain the Shareholder Approval on or prior to the 90th day after such request, then within three (3) days of such 90th day, the Company shall pay cash to such Holder an amount equal to Excess Principal Amount (and accrued and unpaid dividends thereon). If the Company fails to pay the Excess Principal Value in full pursuant to this Section within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum or such lesser maximum amount that is permitted to be paid by applicable law, to such Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full. Notwithstanding anything herein to the contrary, if on any date other than a Conversion Date: (A) the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Debentures would exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the Shareholder Approval, then, the Holder shall be entitled to require the Company to pay to it in cash an amount equal to the outstanding principal amount of the Debentures (plus all accrued and unpaid dividends thereon) then held by such Holder for which a potential conversion on such date would result in an issuance of shares of Common Stock in excess of such Holder's pro-rata portion (which shall be calculated pursuant to the terms hereof) of the Issuable Maximum. The outstanding principal amount of the Debentures shall be reduced by the Excess Principal Amount upon the Holder's receipt of the Excess Principal Amount pursuant to the terms hereof. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversions of Debentures shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.

                      (iv) Notwithstanding anything herein to the contrary, the Company may not issue, agree to issue, or enter into any arrangement pursuant to which it may issue at any time, shares of Common Stock or Common Stock Equivalents that would entitle any holder thereof to receive at any time shares of Common Stock at, in any such case, a price that is less than the Conversion Price, unless prior to the earlier to occur of the entering into of such agreement or such issuance, the Company obtains the approval of its shareholders pursuant to the rules and regulations of the Nasdaq Stock Market, Inc. ("NASDAQ") (including, without limitation, NASD Rules 4350(i), NASD IM-4300, NASD IM-4310-2, and Rule 4350(i)): for (i) the transactions contemplated by the Transaction Documents and the ZLP Purchase Agreement, including, without limitation, the sale, issuance and potential issuance of the securities issued and issuable thereunder, including the securities issued pursuant to the Purchase Agreement as well as the shares of Common Stock issuable in accordance with the Debentures, the Warrants and Adjustment Warrants, (ii) the issuance under the Transaction Documents and the ZLP Purchase Agreement (and transactions contemplated thereby) of in excess of 19.99% of the shares of Common Stock outstanding prior to the Original Issuance Date at a price that is less than the greater of book or market value of the Common Stock, and/or (iii) the potential issuance of securities of the Company having sufficient voting power to result in a change of control of the Company as described under the rules of Nasdaq. The Company understands and agrees that the shares of Common Stock that have been issued or that may be issued to and then held by any Holder or any of such Holder's Affiliates may not cast votes on such matters. In the event that the Company enters into or seeks to enter into a transaction described in this
Section 5(b)(iii), then the Company shall deposit into an escrow account with an escrow agent (which account and agent shall be reasonably satisfactory to the Holders) an amount equal to the aggregate outstanding principal amount of Debentures plus all accrued and unpaid interest thereon plus all liquidated damages and other amounts payable thereon, which amount shall be paid to the Holders in the event that the Company fails to obtain the approval of its stockholders with respect to such transaction.

                  (c) MECHANICS OF CONVERSION. By the third Trading Day after each Conversion Date, the Company shall issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion which, unless required by the Purchase Agreement, shall be free of all restrictive legends. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become the holder of record of such Underlying Shares as of the Conversion Date. If the Company's transfer agent is eligible to participate in the Depositary Trust Corporation DWAC system and no legends are required to be included on the certificates representing Underlying Shares pursuant to the Purchase Agreement, the Company shall, upon request of the Holder, use its best efforts to deliver Underlying Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                  (d) To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture unless the aggregate principal amount represented by such Debenture is being converted, in which event, the Holder shall deliver such Debenture promptly to the Company (it being understood that such delivery is not a condition precedent to the Company's obligations to deliver Underlying Shares upon such conversion). Conversions hereunder shall have the effect of lowering the outstanding principal amount represented by such Debenture in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Schedule attached as SCHEDULE I, which will be maintained by the Company and the Holder.

                  (e) The Company's obligations to issue and deliver Underlying Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares.

                  (f) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such conversion.

                  (g) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 5(c), and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall: (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the aggregate number of Underlying Shares that the Company was required to deliver to the Holder in connection with the conversion at issue by (2) the Closing Price at the time of the obligation giving rise to such purchase obligation and (B) at the option of the Holder, either reinstate the principal amount of Debentures and equivalent number of Underlying Shares for which such conversion was not timely honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with a market price on the date of conversion totaling $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                  (h) ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price in effect on any Conversion Date shall be subject to adjustments in accordance with this Section 5(h):

                      (i) STOCK DIVIDENDS AND SPLITS. If the Company, at any time while any Debentures are outstanding, (i) pays a stock dividend on its shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or
(iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

                      (ii) ADDITIONAL DISTRIBUTIONS. If the Company, at any time while any Debentures are outstanding, shall distribute to all holders of shares of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price at which the principal amount of Debentures shall thereafter be convertible shall be determined by multiplying the Conversion

Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding Common Share as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                      (iii) SUBSEQUENT EQUITY SALES. If the Company or any subsidiary thereof, at any time while Debentures are outstanding and during the period between the Original Issue Date and the 18th month anniversary of the Effective Date (provided that such period shall be extended by the number of days in which the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the selling stockholders thereunder for the resale of the shares of Common Stock registered thereunder), shall issue shares of Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at a price per share less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, at the option of the Holder for such exercises as it shall indicate, the Conversion Price shall be adjusted to equal the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued, and which adjusted Conversion Price shall continue for as long as the Debentures remain outstanding. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

                           (A) If, at any time while any Debentures are
outstanding, the Company or any subsidiary issues Common Stock Equivalents at a price per share that floats or resets or otherwise varies or is subject to adjustment based on market prices of the Common Stock (a "FLOATING PRICE SECURITY"), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Conversion Price will be determined separately on each Conversion Date and will be deemed to equal the lowest price per share at which any holder of such Floating Price Security is entitled to acquire shares of Common Stock on such Conversion Date (regardless of whether any such Holder actually acquires any shares on such date).

                           (B) Notwithstanding the foregoing, no adjustment will
be made under this Section 5(h)(iii) as a result of: (i) any grant of an option or warrant for Common Stock or issuance of any shares of Common Stock upon the exercise of any options or warrants to employees, officers and directors of or consultants to the Company pursuant to any stock option plan, employee stock purchase plan or similar plan or consulting arrangement approved by the Company's board of directors or (ii) any rights or agreements to purchase Common Stock or Common Stock Equivalents outstanding on the Original Issue Date hereof and as specified in SCHEDULE 3.1(G) (but not as to any amendments or other modifications to the number of shares of Common Stock issuable thereunder, the terms set forth therein, or the exercise price set forth therein) or (iii) the issuance of shares of Common Stock in connection with a Strategic Transaction or
(iv) the issuance of up to 2,900,000 shares of Common Stock (as adjusted for stock splits, reverse stock splits, combinations and other similar transactions) to any Approved Purchaser (as defined in the Purchase Agreement) pursuant to Registration Statement No. 333-71086 or (v) the issuance of Common Stock pursuant to the Transaction Documents or the ZLP Purchase Agreement (or the transactions contemplated thereby).

                      (iv) CALCULATIONS. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                      (v) NOTICE OF ADJUSTMENTS. Whenever the Conversion Price is adjusted pursuant to the terms hereof the Company shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (i) CERTAIN FUNDAMENTAL TRANSACTIONS. In case of any Fundamental Transaction, a Holder shall have the right to do any of the following: (1) convert its Debentures into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of shares of Common Stock following such Fundamental Transaction and such Holder shall be entitled upon such Fundamental Transaction to receive such amount of securities, cash and property as the shares of Common Stock into which such Debentures could have been converted immediately prior to such Fundamental Transaction would have been entitled, or (2)(x) require the surviving entity to issue debentures in such principal amount equal to the principal amount of the Debentures held by such Holder prior to such Fundamental Transaction, plus all other amounts owing thereon, which newly issued debentures shall have identical terms to the terms of the Debentures and shall be entitled to all of the rights and privileges of a Holder set forth herein and the agreements pursuant to which the prepayment was issued, and (y) simultaneously with the issuance of such convertible debentures shall have the right to convert such shares only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of shares of Common Stock following such Fundamental Transaction (the conversion price applicable for the newly issued convertible debentures shall be based upon the amount of securities, cash and property that each Common Share would receive in such Fundamental Transaction and the Conversion Price stated herein) or (3) at the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall either pay to the Holder the greater of (A) the outstanding principal amount of the Debentures held by such Holder plus all accrued and unpaid interest thereon, and (B) the principal amount of the Debenture held by such Holder, plus all accrued and unpaid interest thereon, divided by the Conversion Price on the Trading Day immediately preceding (x) the date of prior to such Fundamental Transaction or (y) the date the amount set forth in this section is paid in full, whichever is less, multiplied by the Closing Price on
(x) the date of the Fundamental Transaction or (y) the date the amount set forth in this section is paid in full, whichever is greater. Any Fundamental Transaction shall include such terms so as continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such Fundamental Transactions. The rights set forth herein shall not alter the rights of a Holder set forth in Section 6, provided, that, a Holder may only exercise the rights set forth herein or the rights set forth in Section 6 with respect to a single event giving rise to such rights.

                  (j) RECLASSIFICATIONS; SHARE EXCHANGES. In case of any reclassification of the shares of Common Stock, or any compulsory share exchange pursuant to which the shares of Common Stock are converted into other securities, cash or property (other than compulsory share exchanges which constitute a Sale Event), the Holders of the Debentures then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of shares of Common Stock following such reclassification or share exchange, and the Holders shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Debentures could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

                  (k) NOTICE OF CORPORATE EVENTS. If: (a) the Company shall declare a dividend (or any other distribution) on the Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Company shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any Sale Event or Fundamental Transaction, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall file a press release or Current Report on Form 8-K to disclose such occurrence and notify the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which any such Sale Event or Fundamental Transaction is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon any such Sale Event or Fundamental Transaction. Holders are entitled to convert the outstanding principal amount of the Debentures during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

                  (l) RESERVATION OF COMMON STOCK. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding principal amount of Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized and issued and fully paid and nonassessable.

                  (m) FRACTIONAL SHARES. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Price on the applicable Conversion Date. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon a conversion hereunder, the Company shall pay an amount in cash equal to the Conversion Price multiplied by such fraction.

                  (n) STAMP TAXES. The issuance of certificates for Common Stock on conversion of principal amount of this Debenture shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted.

                  (o) NOTICES. Any and all notices or other communications or deliveries to be provided by the Holders, including, without limitation, any Holder Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Company addressed to Peregrine Pharmaceuticals, Inc., 14272 Franklin Avenue, Tustin, California 92780, Facsimile No.: (714) 838-5817, attention Chief Financial Officer, or to such other address or facsimile number as shall be specified in writing by the Company for such purpose. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) (with confirmation of transmission), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date (with confirmation of transmission), (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

         6. RESTRICTED ACTIONS. Neither the Company nor any subsidiary shall taken any Restricted Action without the prior written consent of the Required Holders.

         7. PREPAYMENTS.

                  (a) UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), have the right, exercisable at the sole option of such Holder, and by delivery of a written notice to the Company to require the Company (an "EVENT OF DEFAULT NOTICE") to prepay all or a portion of the Debentures then held by such Holder and, at the option of the Holder, all or a portion of the Reinstated Principal, for an amount, in cash, equal to the Mandatory Prepayment Amount. The Mandatory Prepayment Amount shall be due and payable within five Trading Days of the date of the Event of Default Notice. For purposes of this Section, principal amount of Debentures shall remain outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof. Notwithstanding anything herein to the contrary, upon the occurrence of a Bankruptcy Event, all outstanding principal and accrued but unpaid interest on this Debenture shall immediately become due and payable in full in cash, without any further action by the Holder, and the Company shall immediately be obligated to pay the Mandatory Prepayment Amount pursuant to this paragraph as if the Holder had delivered a Event of Default Notice immediately prior to the occurrence of any such Event of Default. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

                  (b) UPON SALE EVENT. The Company shall notify the Holders on the day that the Company enters into a transaction giving rise to a Sale Event (such notice, a "COMPANY REDEMPTION NOTICE" and the date such Company Redemption Notice is received by a Holder, a "COMPANY REDEMPTION DATE"). The Company Redemption Notice shall describe the Sale Event and state the consideration being paid in such Sale Event and the date of consummation of the Sale Event. In addition, on the day that the Company delivers to the Holders a Company Redemption Notice, the Company shall also issue a press release and file a Current Report on Form 8-K, in each case disclosing all material terms of the Sale Event. Concurrent with the closing of the Sale Event (and as a condition precedent to such closing), the Company shall, redeem, in cash, all outstanding principal amount of the Debentures which have not previously been redeemed or for which Conversion Notices shall not have been delivered, at a price equal to the Company Redemption Price. Notwithstanding the foregoing, a Holder may convert (and the Company shall honor such conversions in accordance with the terms hereof) any or all of the outstanding principal amounts of Debentures subject to a Company Redemption Notice delivered for conversion on or prior to the Sale Event. Concurrent with the closing of the Sale Event, the Company shall cause the escrow agent holding the Company Redemption Price to pay to the Holders the Company Redemption Price, which amount shall be due and payable in cash, and such payment of the Company Redemption Amount shall be a condition precedent to the closing of the Sale Event.

                  (c) AT COMPANY'S OPTION. If after the Effective Date, the Closing Price for ten consecutive Trading Days is less than $1.00 per share (as adjusted for stock splits, stock dividends, stock combinations and other similar transactions) (the "MINIMUM PRICE"), then the Company may deliver a notice to the Holders (an "OPTIONAL REPAYMENT NOTICE" and the date such notice is received by the Holders, the "OPTIONAL REPAYMENT NOTICE DATE") of its irrevocable election to repay all, but not less than all, of the then aggregate amount of outstanding Debentures, for an amount, in cash, equal to the Company Redemption Price. The Company Redemption Amount payable pursuant to this Section 7(c) is due in full on the tenth Trading Day following the Optional Repayment Notice Date. The Company may only deliver an Optional Repayment Notice if from the first of the ten Trading Days utilized to determine whether the Minimum Price has been so met through and including the tenth Trading Day following the Optional Repayment Notice Date each of the following shall be true: (i) the Closing Price shall be less than the Minimum Price, (ii) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Conversion Notices prior to the Optional Repayment Due Date, (iii) the Equity Conditions shall have been satisfied at all times. If any of the foregoing conditions shall cease to be satisfied at any time during the required period, or if the Company shall fail to pay the Optional Repayment Amount in full by the Optional Repayment Due Date, then the Optional Repayment Notice shall be null and void, ab initio, and the Company may not deliver any subsequent Optional Repayment Notices. The Holder may convert any portion of this Debenture prior to the Optional Repayment Due Date. The Company covenants and agrees that it will honor all Conversion Notices tendered from the time of delivery of the Optional Repayment Notice through the Optional Repayment Due Date.

         8. RANKING. This Debenture ranks pari passu to all other Debentures now or hereafter issued pursuant to the Transaction Documents. No Indebtedness of the Company is senior to this Debenture in right of payment, whether with respect of interest, damages or upon Liquidation or dissolution or otherwise.

         9. SECURED OBLIGATION. The payment obligations under this Debenture are secured pursuant to the Security Agreement and Intellectual Property Security Agreement. Such agreements will terminate upon the earlier to occur of the following: (i) with respect to the Holder upon the date on which all payments hereunder have been made in full or the Debenture has otherwise been converted pursuant to the terms hereof and (ii) the 21st day following (but not including) the date that the Closing Price exceeds $1.25 per share (as adjusted for stock splits, stock dividends, stock combinations and other similar transactions) for 20 consecutive Trading Days and the Equity Conditions shall have been satisfied at all times during such 20 consecutive Trading Days.

         10. MISCELLANEOUS.

                  (a) This Debenture shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Debenture may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) Subject to Section 9(a), above, nothing in this Debenture shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Debenture. This Debenture shall inure to the sole and exclusive benefit of the Company and the Holder.

                  (c) All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for any proceeding, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court or that a New York Court is an inconvenient forum for such Proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal Proceeding. If either party shall commence a Proceeding, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

                  (d) The headings herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

                  (e) In case any one or more of the provisions of this Debenture shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Debenture.

                  (f) No provision of this Debenture may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Debenture shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                  (g) Any cash amounts due from the Company under this Debenture, including, interest, liquidated damages and redemption amounts, which is not paid on the date such payment is due to be paid shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 15% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the date such amount is due hereunder through and including the date of payment in full of such amount).

                  (h) If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

                  (i) Except pursuant to the terms of this Debenture, the outstanding principal amount and interest under this Debenture may not be prepaid by the Company without the prior written consent of the Holder.


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                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                         PEREGRINE PHARMACEUTICALS, INC.


                                             By:
                                                --------------------------------
                                                Name:  Paul Lytle
                                                Title: V.P. Finance & Accounting

                                    EXHIBIT A

                                CONVERSION NOTICE

(To be Executed by the Registered Holder in order to convert Debentures)

                  The undersigned hereby elects to convert the principal amount of Debenture indicated below, into shares of Common Stock of Peregrine Pharmaceuticals, Inc. as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Debenture.

Conversion calculations:           _____________________________________________
                                   Date to Effect Conversion

                                   _____________________________________________
                                   Principal amount of Debenture owned prior to conversion

                                   _____________________________________________
                                   Principal amount of Debenture to be Converted

                                   _____________________________________________
                                   Principal amount of Debenture remaining after Conversion

                                   _____________________________________________
                                   Number of shares of Common Stock to be Issued

                                   Conversion Price_____________________________


                                   Signature____________________________________

                                   Name_________________________________________

                                   Address______________________________________

                  By the delivery of this Conversion Notice, the Holder represents and warrants to the Company that its ownership of the shares of Common Stock does not exceed the restrictions set forth in Sections 5(b) of the Debenture.

                                   SCHEDULE 1

                               CONVERSION SCHEDULE

6% Convertible Debentures, due August 8, 2005, in the aggregate principal amount of $_______ issued by Peregrine Pharmaceuticals, Inc. This Conversion Schedule reflects conversions made under the above referenced Debentures.


--------------  --------------  --------------  --------------  --------------
Date of         Amount of       Aggregate       Applicable      Mandatory
Conversion      Conversion      Principal       Conversion      Prepayment
                                Amount          Price           Amount
                                Remaining
                                Subsequent to
                                Conversion
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------
--------------  --------------  --------------  --------------  --------------